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                                                                    EXHIBIT 23.2



                             CONSENT OF INDEPENDENT
                       PETROLEUM ENGINEERS AND GEOLOGISTS


     We hereby consent to the filing of the Current Report on Form 8-K/A with the report date of December 17, 1999, for EEX Corporation in accordance with the requirements of the Securities Exchange Act of 1934. We consent to the inclusion in such Current Report of our reserve report incorporated therein, references to our name in the form and context in which they appear, and the incorporation by reference thereof into the company's Registration Statements on Form S-8 (Nos. 333-24595 and 333-41979) and Form S-3 (No. 333-64427).


                              NETHERLAND, SEWELL & ASSOCIATES, INC.


                              By:  /s/ Frederic D. Sewell
                                   ---------------------------------------
                                   Frederic D. Sewell
                                   President


Dallas, Texas
February 23, 2000